EXHIBIT 10.17

 Prepared 5/9/00

©2000 Bank Compensation Strategies

This document is provided to assist your legal counsel in documenting your specific arrangement. It is not a form to be signed, nor is it to be construed as legal advice. Failure to accurately document your arrangement could result in significant losses, whether from claims of those participating in the arrangement, from the heirs and beneficiaries of participants, or from regulatory agencies such as the Internal Revenue Service and the Department of Labor. License is hereby granted to your legal counsel to use these materials in documenting solely your arrangement.

FIRST AMENDMENT
TO THE
PEOPLES BANK OF FANNIN COUNTY
EXECUTIVE REVENUE NEUTRAL RETIREMENT AGREEMENT
DATED AUGUST 2, 1999
FOR
THOMAS C. GILLILAND

THIS AMENDMENT executed on this 6th  day of June, 2000, by and between PEOPLES BANK OF FANNIN COUNTY, located in Blue Ridge, Georgia (the “Bank”) and THOMAS C. GILLILAND (the “Executive”).

On August 2, 1999, the Bank and the Executive executed the PEOPLES BANK OF FANNIN COUNTY EXECUTIVE REVENUE NEUTRAL RETIREMENT AGREEMENT (the “Agreement”).

The undersigned hereby amends, in part, said Agreement for the purpose of 1) updating the Corporation's Aggregate Premium Investment, and 2) revising the Executive's Initial Points and Initial Allocation Percent. Therefore,

Appendix A and Appendix B to the Agreement shall be amended in their entirety and replaced with the following new Appendix A and Appendix B attached to this Amendment.

IN WITNESS OF THE ABOVE, the Executive and the Bank have agreed to this First Amendment.

Executive:                                                      Bank:

                                                                        PEOPLES BANK OF FANNIN COUNTY

            /s/Thomas C. Gilliland                           By:                   /s/ Jimmy C. Tallent
Thomas C. Gilliland

                                                                        Title:

By execution hereof, the Corporation consents to and agrees to be bound by the terms and conditions of this First Amendment.

                                                                        CORPORATION:

                                                                        UNITED COMMUNITY BANKS, INC.

                                                                        By:       /s/   Christopher J. Bledsoe

                                                                        Title:     SVP/CFO

Appendix A

Aggregate Premium Investment

Premium	$11,410,000

Simulated Policy Data

Insured	Insurer	Policy No.	Product Type	Issue Date	Classification
Gilliland, Thomas C.	GW	86000151	BCSUL1	12/31/98	Standard NS

GW = Great-West Life & Annuity Insurance Company

Appendix B

Executives	Initial Points	Initial Allocation Percent*

Thomas C. Gilliland	12.218	12.218%
Other Participants	87.782	87.782%

Total	100.00	100.00

*If an Executive included above dies during a Plan Year, the Points allocated to that person above shall be eliminated and the allocated percentages shall be recalculated for that Plan Year and all subsequent Plan Years.

For example, assume the following Executives are in the plan with the following Points and Initial Allocation Percent:

Executives	Points	Initial Allocation Percent
Executive A	50	50%
Executive B	30	30%
Executive C	20	20%

Total	100	100%

Executive A dies, the Points remain the same, but the Allocation Percent changes, as follows:

Executives	Points	Revised Allocation Percent
Executive B	30	60% (30 ÷ 50)
Executive C	20	40% (20 ÷ 50)

Total	50	100%